Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(50,274,276)
Realized Gain (Loss) on Swap Contracts	(31,523,321)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(159,497,846)
Unrealized gain (loss) on Fair Value of Swap Contracts	(17,799,499)
Dividend Income	1,118,359
Interest Income	2,664,069
ETF Transaction Fees	37,000
Total Income (Loss)	$(255,275,514)

Expenses
General Partner Management Fees	$538,224
Professional Fees	100,567
Brokerage Commissions	265,997
Directors' Fees and insurance	14,188
License fees	13,456
Total Expenses	$932,432
Net Income (Loss)	$(256,207,946)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/23	$1,206,034,310
Additions (49,100,000 Shares)	352,351,476
Withdrawals (16,200,000 Shares)	(138,762,659)
Net Income (Loss)	(256,207,946)

Net Asset Value End of Month	$1,163,415,181
Net Asset Value Per Share (165,884,588 Shares)	$7.01

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596